As filed with the Securities and Exchange Commission on November 15, 2005
Registration No. 333-121957

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BEIJING MED-PHARM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	5122	20-0434726
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code No.)	Identification No.)
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
(610) 940-1675
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
David Gao
President and Chief Executive Officer
Beijing Med-Pharm Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
(610) 940-1675
(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Joanne R. Soslow, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐___
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-121957
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

PART II
Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
EXHIBIT INDEX
FORM OF SUBSCRIPTION AGREEMENT, DATED OCTOBER 14, 2005
FORM OF WARRANT, DATED OCTOBER 14, 2005
AGREEMENT, DATED JULY 19,2005
OFFICE LEASE AGREEMENT, DATED OCTOBER 13, 2005
EXCLUSIVE PATENT AND KNOW HOW LICENSE AGREEMENT

EXPLANATORY NOTE
     This Post-Effective Amendment No. 3 to Form S-1 (File No. 333-121957) is being filed pursuant to rule 462(d) under the Securities Act of 1933, as amended, solely for the purpose of adding exhibits to the registration statement. No other change is being made to the registration statement or accompanying prospectus.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.

Exhibit
Number	Description
3.1	Certificate of Incorporation.*

3.2	Bylaws.*

4.1	Form of Common Stock Certificate.*

4.2	Form of Warrant issued on April 26, 2004.*

4.3	Form of Subscription Agreement, dated October 14, 2005, as amended, by and between Beijing Med-Pharm Corporation and the signatories thereto.

4.4	Form of Warrant, dated October 14, 2005, by and between Beijing Med-Pharm Corporation and the signatories thereto, including schedule of aggregate number of warrants issued and exercise price thereof.

5.1	Opinion of Morgan, Lewis & Bockius LLP.*

10.1	Employment Agreement, dated February 10, 2004, between Beijing Med-Pharm Corporation and David Gao.*

10.2	Consulting Agreement, dated July 1, 2004, between Beijing Med-Pharm Corporation and Ning Ning Chang.*

10.3	2004 Stock Incentive Plan.*

10.4	Share Transfer and Debt Restructuring Agreement, dated December 15, 2004, between Beijing Wanwei Pharmaceutical Group and Beijing Med-Pharm Corporation.*

10.5	Share Transfer Agreement, dated December 15, 2004, between Beijing Med-Pharm Corporation and Wen Xin.*

10.6	Entrusted Loan Contract, dated December 27, 2004, between Beijing Med-Pharm Calculating Co. Ltd., China International Trust and Investment Industrial Bank and Beijing Wanwei Pharmaceutical Co. Ltd.*

II-3

Exhibit
Number	Description
10.7	Summary of Fred M. Powell Severance Terms.*

10.8	Letter Agreement, dated June 6, 2002, by and among Biomet Merck, Merck China, Xiamen International Economic and Trade Company, and Beijing Med-Pharm Corporation.*

10.9	Distributorship Agreement, dated August 29, 2005, by and among Cytokine PharmaSciences, Inc., Controlled Therapeutics (Scotland) Limited and Beijing Med-Pharm Corporation.*

10.10	Agreement, dated July 19, 2005, by and between Beijing Med-Pharm Corporation and MCM Klosterfrau GmbH, as amended on September 20, 2005.

10.11	Office Lease Agreement, dated October 13, 2005, by and between Beijing Shengshang Asset Management Co. Ltd. and Beijing Med-Pharm Market Calculating Co. Ltd.

10.12	Exclusive Patent and Know How License Agreement, dated October 26, 2005, by and among Psimedica Ltd., Psioncology Pte. Ltd. and Beijing Med-Pharm Corporation.

23.1	Consent of Grant Thornton, Hong Kong.*

23.2	Consent of Grant Thornton, Hong Kong.*

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page of registration statement).*

*	Previously filed.

II-4

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plymouth Meeting, in the Commonwealth of Pennsylvania on November 15, 2005.

Beijing Med-Pharm Corporation (Registrant)
November 15, 2005	By:	FRED M. POWELL
		Name:	Fred M. Powell
Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
DAVID GAO	President, Chief Executive Officer and Director	November 15, 2005

David Gao	(Principal Executive Officer)

FRED M. POWELL	Chief Financial Officer(Principal Financial and	November 15, 2005

Fred M. Powell	Accounting Officer)

*	Chairman	November 15, 2005

Martyn D. Greenacre

*	Director	November 15, 2005

Michel Y. de Beaumont

*	Director	November 15, 2005

Jack M. Ferraro

*	Director	November 15, 2005

Frank J. Hollendoner

*	Director	November 15, 2005

John W. Stakes, M.D.

*By:	DAVID GAO

David Gao
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Incorporation.*

3.2	Bylaws.*

4.1	Form of Common Stock Certificate.*

4.2	Form of Warrant issued on April 26, 2004.*

4.3	Form of Subscription Agreement, dated October 14, 2005, as amended, by and between Beijing Med-Pharm Corporation and certain parties thereto.

4.4	Form of Warrant, dated October 14, 2005, by and between Beijing Med-Pharm Corporation and the signatories thereto, including schedule of aggregate number of warrants issued and exercise price thereof.

5.1	Opinion of Morgan, Lewis & Bockius LLP.*

10.1	Employment Agreement, dated February 10, 2004, between Beijing Med-Pharm Corporation and David Gao.*

10.2	Consulting Agreement, dated July 1, 2004, between Beijing Med-Pharm Corporation and Ning Ning Chang.*

10.3	2004 Stock Incentive Plan.*

10.4	Share Transfer and Debt Restructuring Agreement, dated December 15, 2004, between Beijing Wanwei Pharmaceutical Group and Beijing Med-Pharm Corporation.*

10.5	Share Transfer Agreement, dated December 15, 2004, between Beijing Med-Pharm Corporation and Wen Xin.*

10.6	Entrusted Loan Contract, dated December 27, 2004, between Beijing Med-Pharm Calculating Co. Ltd., China International Trust and Investment Industrial Bank and Beijing Wanwei Pharmaceutical Co. Ltd.*

10.7	Summary of Fred M. Powell Severance Terms.*

10.8	Letter Agreement, dated June 6, 2002, by and among Biomet Merck, Merck China, Xiamen International Economic and Trade Company, and Bejing Med-Pharm Corporation. *

10.9	Distributorship Agreement, dated August 29, 2005, by and among Cytokine PharmaSciences, Inc., Controlled Therapeutics (Scotland) Limited and Beijing Med-Pharm Corporation.*

10.10	Agreement, dated July 19, 2005, by and between Beijing Med-Pharm Corporation and MCM Klosterfrau GmbH, as amended on September 20, 2005.

10.11	Office Lease Agreement, dated October 13, 2005, by and between Beijing Shengshang Asset Management Co. Ltd. and Beijing Med-Pharm Market Calculating Co. Ltd.

10.12	Exclusive Patent and Know How License Agreement, dated October 26, 2005, by and among Psimedica Ltd., Psioncology Pte. Ltd. and Beijing Med-Pharm Corporation.

21.1	List of Subsidiaries.*

Exhibit
Number	Description
23.1	Consent of Grant Thornton, Hong Kong.*

23.2	Consent of Grant Thornton, Hong Kong.*

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page of registration statement).*

*	Previously filed.